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                                    EXHIBIT 5
               Form of Individual Variable Annuity Enrollment Form
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I represent that I have read and understand all the statements and answers
given in this application and that they are true and complete to the best of my knowledge and belief.
It is agreed that:
(a) any annuity issued will be based on the statements and answers given in this application and any amendments to it;
(b) no agent has the authority to make or alter any contract for the company;
(c) the company may indicate changes in the space entitled "Home Office Endorsement" for administrative purposes only but I must agree in writing to any other changes in this application.
(d) no contract shall take effect unless and until this application is approved by the company at its home office;
(e) I have received a current prospectus for each of the investment accounts and mutual fund(s) indicated in section 9;
(F) ALL BENEFITS, PAYMENTS, AND VALUES UNDER THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT PERFORMANCE OF A SEPARATE ACCOUNT ARE
VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.


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The  Internal  Revenue  Service does not require your consent to any portions of this document other than the certification required to avoid backup withholding.
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Signed at:_____________________________________ on _____________________
                City and State                          Date
________________________________________________________________________________
Signature of Proposed Annuitant
________________________________________________________________________________
Signature of Owner if not Proposed Annuitant (include title, if applicable)

To the best of your knowledge, will the annuity applied for replace any existing insurance or annuity? __ Yes __ No
________________________________________________________________________________
AUL Rep. code                    Signature of Registered Representative
________________________________________________________________________________
Signature of other Registered Representative(s) if split case
________________________________________________________________________________
AUL Rep. Code                   Percentage Credit

FLORIDA ONLY:___________________________________________________________________
          Florida License No.          FL Licensed Resident Representative
                                        (name printed)
________________________________________________________________________________
FL Licensed Resident Representative (signature)

Field Office Principal or
Broker-Dealer Approval: _________________________ on ___________________
                                                        Date
Accepted by American United Life Insurance Company(R)
at the Home Office by____________________________ on____________________
                        Home Office Principal           Date

REGISTERED REPRESENTATIVE/HOME OFFICE USE ONLY:

APPLICATION FOR SELECTPOINT INDIVIDUAL VARIABLE ANNUITY               AUL (R)

American United Life Insurance Company(R)
P.O. Box 6004, Indianapolis, Indiana 46206-6004
Telephone (800) 537-6442


1. ANNUITANT/OWNER



Name:__________________________________________________________
                Last Name               First           Middle
Address:_______________________________________________________
        Street
        _______________________________________________________
        City            State                           Zip

Telephone Number:(____ )__________________
SS#:________-________-________
Date of Birth:______________-____________-____________
                (month)         (day)        (year)
Sex: __ Male __ Female

2. OWNER (IF OTHER THAN ANNUITANT)

Name:____________________________________________________
        Last Name       First           Middle
Address:_______________________________________________________
        Street
        _______________________________________________________
        City            State                           Zip
Telephone Number:(____ )________________
SS#:_____-_____-_____ OR
Tax ID#:_____-________________
Date of Birth:______-_______-________
              (month) (day) (year)
Sex: __ Male __ Female

__ OTHER:________________________________________
                Name
        _________________________________________
        Relationship to Annuitant Tax ID#

__  ____________________________ Custodian under: UGMA, UTMA
        Name                            (circle one)
Telephone Number:(___ )____________________

3. BENEFICIARY

First:__________________________________________
        Name            Relationship

Address ________________________________________
SS#:_______-_______-__________-
Date of Birth:_______-________-__________
              (month)  (day)    (year)
First:__________________________________________
        Name                    Relationship
      __________________________________________
        Address
SS#:_____-_____-_____
Date of Birth:___________-__________-___________
                (month)     (day)       (year)

Second, if no first beneficiary is living:

__ Any lawful children of the owner, share and share alike. If any second beneficiary is not living at the time a death benefit is payable, the living children, if any, of such deceased second beneficiary shall receive, share and share alike, the share of the proceeds which their parent would have received if living.

__ ______________________________________________
        Name                    Relationship
   ______________________________________________
        Address
SS#:_____-______-_______
Date of Birth:_______-____-__________
             (month) (day) (year)

4. TYPE OF PLAN (CHOOSE ONE)

__ Non-Qualified OR
__ Tax-Qualified Account (check only one)

        __ IRA            __ SEP-IRA     __ Roth IRA
        __ 403(b) TDA     __ HR-10       __ SIMPLE IRA

__ Retirement Plan: Pension, Profit Sharing or 401(k)
__ Other:
If qualified plan, indicate tax year for initial premium:
___________________________________________________________


5. POLICY PLAN

                                                                      FEATURES
__ SINGLE PREMIUM FEATURES OR   Standard        12% Free    Critical Care   Enhanced       Guar. Min.         Guar. Min.
__ FLEXIBLE PREMIUM             Death Benefit   Withdrawal    Waiver        Death Benefit  Annuit. Benefit   Account Value
   (check one below)
-------------------------------------------------------------------------------------------------------------------------------
__ SelectPoint I                   XX
__ SelectPoint II                  XX              XX          XX
__ SelectPoint III                                 XX          XX              XX
__ SelectPoint IV                                  XX          XX              XX               XX
__ SelectPoint V (Single Prem. Only)               XX          XX              XX               XX                 XX
-------------------------------------------------------------------------------------------------------------------------------

IVASelect-99 Form No. 7-14730B Rev. 6/01

6. ALLOCATION (CHOOSE UP TO A MAXIMUM OF 18 OPTIONS)

Please  allocate the PREMIUM  PAYMENT(S) in increments of 1% as follows.  (Note:
Premiums will be applied to the AUL American Money Market Account if allocation is not specified, does not total 100%, or Dollar Cost Averaging is requested.)


VARIABLE:
_____% AUL American Bond                        _____% Janus Flexible Income
_____% AUL American Equity                      _____% Janus Worldwide Growth
_____% AUL American Managed                     _____% PBHG Growth II (ISF)*
_____% AUL American Money Market                _____% PBHG Tech & Comm (ISF)*
_____% Alger American Growth                    _____% Safeco RST Equity
_____% Alger American Small Capitalization*     _____% Safeco RST Growth
_____% American Century VP Income & Growth      _____% T. Rowe Price Equity Income
_____% American Century VP International*       _____% T. Rowe Price Limited Term Bond
_____% Calvert Soc Mid Cap Growth*              _____% T. Rowe Price Mid Cap Growth
_____% Fidelity VIP Asset Manager               FIXED: (NOTE: NOT ALL ACCOUNTS AVAILABLE IN ALL STATES)
_____% Fidelity VIP Contrafund                  __ Enhanced Dollar Cost Averaging Account
_____% Fidelity VIP Equity-Income                   (Not available for SelectPoint Plus)
_____% Fidelity VIP Growth                         __ 6 Month __ 12 Month
_____% Fidelity VIP High Income*                   __ Deposit 100% of initial Premium
_____% Fidelity VIP Index 500                      __ Deposit $__________ of initial Premium
_____% Fidelity VIP Overseas*                   __ AUL MVA Fixed Interest Account (not available in certain states)
_____% Invesco VIF Dynamics*                       _____% 1-Year* _____% 3-Year* _____% 5-Year*
_____% Invesco VIF Financial Services*             _____% 7-Year _____% 10-Year
_____% Invesco VIF Health Sciences*             __ AUL Non-MVA Fixed Account (only available in certain states)
_____% Invesco VIF High Yield*                       * Not available for SelectPoint IV or V Plans
_____% Invesco VIF Real Estate Opportunity*     NOTE: TOTAL OF ALL ALLOCATIONS MUST EQUAL 100%
_____% Invesco VIF Utilities
____________________________________________________________________________________________________________________________________

7. PRODUCT AND PREMIUM PAYMENT OPTIONS

Choose one of the following premium payment options:

__ 1-yr. Flexible Premium Deferred Variable Annuity (SPIVA99)
   Initial Premium $__________________ ($5,000 minimum)
Check if: __ Direct Rollover __ Rollover __ Section 1035 Exchange

__ Flexible Premium Deferred Variable Annuity (FPIVA99)
   __ Initial Premium $_______________
      ($1,000 minimum; $50 with APP or list bill)
   __  Planned Premium $______________
        ($50 minimum) to be billed:
        __ Annually __ Monthly list bill (3 life minimum)
        __ Automatic Premium Payment (APP)
           Annuitant/Payee's Account #___________________
           Account Type: __ Checking __ Savings

Please attach a blank voided check from this account for verification of account information.

Additional Premium at Issue $__________________

8. REPLACEMENT

Does any proposed Owner or Annuitant/Owner have any intention of replacing or changing any insurance or annuity in this or any other company by this annuity?
__ Yes __ No

9. NASD AFFILIATION

Is any proposed Owner or Annuitant/Owner employed by or associated with an NASD member firm?
__ Yes __ No

10. SUITABILITY INFORMATION
     Investment Objective (select one)
  __Capital Preservation (conservative)
  __ Income (moderate)
  __ Total Return (moderate)
  __ Capital Appreciation (aggressive)

INVESTMENT EXPERIENCE                   NUMBER OF YEARS
  __ Stocks                             _______________
  __ Bonds                              _______________
  __ Mutual Funds                       _______________
  __ Variable Annuities/Life            _______________
  __ Other (specify): ____________      _______________
Annual Income (salary):________________________________
Other Income (specify):________________________________
Total Household Income:________________________________
Net Worth (assets-liabilities):________________________
Liquid Net Worth (cash and investments):_______________
Approximate Tax Bracket:_______________________________%
Filing Status: __ Single __ Married __ Head of Household
Number of Dependents:__________________________________

Proposed Owner or Owner/Annuitant's Occupation
(if retired, list profession prior to retirement):
________________________________________________________
Employer Name:__________________________________________
Employer Address:_______________________________________
                 _______________________________________

11. HOME OFFICE ENDORSEMENT (NOT APPLICABLE IN NJ, PA OR WV)

FRAUD WARNING
(NOT APPLICABLE TO RESIDENTS OF AZ, KS,MD,ND, OR,TX,VA,VT OR WA)

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

NOTE FOR COLORADO RESIDENTS

It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or representative of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

NOTE FOR FLORIDA RESIDENTS

Any person who knowingly and with intent to injure or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

NOTE FOR KENTUCKY RESIDENTS

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

NOTE FOR NEW JERSEY RESIDENTS

Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

NOTE FOR PENNSYLVANIA RESIDENTS

Any person who knowingly and with intent to defraud any insurance company or any other person, files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such a person to criminal and civil penalties.

TAXPAYER IDENTIFICATION  NUMBER  CERTIFICATION

Under penalties of perjury, I certify that: 1. The number shown on this application is my correct taxpayer identification number (or I am waiting for a number to be issued to me), AND 2. I am not subject to backup withholding because: (A) I am exempt from backup withholding, or (B) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (C) the IRS has notified me that I am no longer subject to backup withholding. (You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.)


                                    RECEIPT

________________, ____________________


Received from  _________________________________the sum of $____________________
dollars in connection with an application for a variable annuity from American United Life Insurance Company(R) (AUL). The amount received and the application will be forwarded to the Home Office of AUL for review. If the application for the variable annuity contains all of the required information and is otherwise acceptable to AUL, then the amount set forth above will be applied and invested as specified in the current prospectus describing AUL's DirectPoint variable annuity.


__________________________________________   ___________________________________
 Name of Agent (please print)                   Signature of Agent





ALL CHECKS MUST BE MADE PAYABLE TO AMERICAN UNITED LIFE INSURANCE COMPANY(R)

DO NOT MAKE CHECKS PAYABLE TO A REPRESENTATIVE OR ANY OTHER ENTITY OR LEAVE PAYEE BLANK.